Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
COMPELLENT TECHNOLOGIES, INC.

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ARTICLE I
Meetings of Stockholders
          Section 1.1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board”).
          Section 1.2. Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board to be held on such date, and at such time and place within or without the State of Delaware, as the Board shall direct. A special meeting of the stockholders shall be called by the president or the secretary of the Corporation whenever stockholders owning a majority of the shares of the Corporation then issued and outstanding and entitled to vote on matters to be submitted to stockholders of the Corporation shall make application therefor in writing. Any such written request shall state a proper purpose or purposes of the meeting and shall be delivered to the president or the secretary of the Corporation.
          Section 1.3. Notice of Meeting. Written notice, signed by the president, the secretary or any assistant secretary of the Corporation, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the president or secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.
          Section 1.4. Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.
          Section 1.5. Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

          Section 1.6. Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question.
          Section 1.7. Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder’s duly authorized attorney.
          Section 1.8. Judges of Election. The Board may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.
ARTICLE II
Board of Directors
          Section 2.1. Number. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board or stockholders (any such resolution of either the Board or stockholders being subject to any later resolution of either of them). The Board shall consist of three directors until changed as herein provided.
          Section 2.2. Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, save for the Board shall initially consist of the person or persons designated by the sole incorporator or named in the Corporation’s initial Certificate of Incorporation and vacancies as may occur as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal in the manner hereinafter provided.
          Section 2.3. Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.
          Section 2.4. Regular Meetings. Regular meetings of the Board may be held at such places, within or outside the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the dates, times and places thereof are fixed by resolution of the Board.
          Section 2.5. Special Meetings. Special meetings of the Board shall be held upon call by or at the direction of the president or the secretary of the Corporation. Except as otherwise required by law, notice of each special meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to each director at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telex, facsimile transmission, telegram, radio, cable, telephone, hand delivery or other means of electronic transmission. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these Bylaws.
          Section 2.6. Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.
          Section 2.7. Quorum and Manner of Acting. At each meeting of the Board the presence of a majority of the total number of members of the Board as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. The Board may also act without a meeting so long as such action is taken with the unanimous written consent of the Board.
          Section 2.8. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
          Section 2.9. Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.
          Section 2.10. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.
          Section 2.11. Compensation of Directors. Directors may receive such reasonable compensation for their services whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 2.12. General Powers. The Board shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.
          Notwithstanding anything in these Bylaws to the contrary, except to the extent prohibited by law, the Board shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board and each of its members, including without limitation, the vote required for any action by the Board, and that from time to time shall affect the Directors’ power to manage the business and affairs of the Corporation; and no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.
ARTICLE III
Committees of the Board
          Section 3.1. Designation, Power, Alternate Members and Term of Office. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board may designate one or more directors as alternate members of any committee who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be a Director or an officer of the Corporation.
          Section 3.2. Executive Committee. If an Executive Committee is designated by the Board in accordance with the provisions of Section 3.1 hereof, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the Bylaws of the Corporation, declaring a dividend or authorizing the issuance of stock. The provisions of Article III of these Bylaws shall apply to the Executive Committee.
          Section 3.3. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.
          Section 3.4. Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.
          Section 3.5. Removal. Any member of any committee may be removed at any time with or without cause by the Board.
          Section 3.6. Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board.
          Section 3.7. Compensation. Committee members may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Officers
          Section 4.1. Officers. The Corporation shall have such officers as are appointed from time to time by the Board.
          Section 4.2. Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 4.3) shall be elected by the Board. Each such officer shall hold such office until such officer’s successor shall have been elected and shall qualify, or until such officer’s death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.
          Section 4.3. Subordinate Officers and Agents. The Board may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.
          Section 4.4. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board, and the acceptance of such resignation shall not be necessary to make it effective.
          Section 4.5. Removal. Any officer may be removed with or without cause at any meeting of the Board by affirmative vote of a majority of the directors then in office. Any officer or agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board by affirmative vote of a majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board.
          Section 4.6. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.
          Section 4.7. General Duties of Officers. Each officer shall perform those duties and have such powers as from time to time may be assigned to him by the Board.
          Section 4.8. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board, except that the Board may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.
ARTICLE V
Execution of Instruments and Deposit of Corporate Funds
          Section 5.1. Execution of Instruments Generally. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.
          Section 5.2. Borrowing. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.
          Section 5.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board from time to time may determine.
          Section 5.4. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board.
          Section 5.5. Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or by any other person or persons thereunto authorized by the Board.
          Section 5.6. Other Contracts and Instruments. All other contracts and instruments binding the Corporation shall be executed in the name and on the behalf of the Corporation by those officers, employees or agents of the Corporation as may be authorized by the Board. That authorization may be general or confirmed to specific instances.
ARTICLE VI
Record Dates
          Section 6.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board.
ARTICLE VII
Action Without A Meeting
          Section 7.1 Any action which might have been taken under these Bylaws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be individually signed and dated by the holders of outstanding shares of stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation, and provided further that prompt notice shall be given to those stockholders who have not so consented if less than unanimous written consent is obtained. Any action which might have been taken under these Bylaws by vote of the directors at any meeting of the Board or any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board or such committee.
ARTICLE VIII
Indemnification
          Section 8.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
          Section 8.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.
          Section 8.3 To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
          Section 8.4 Any indemnification under Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. The Corporation, acting through its Board or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article VIII.
          Section 8.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the manner provided in Section 8.4 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.
          Section 8.6 The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          Section 8.7 The Board may authorize, by a vote of a majority of a quorum of the Board, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

          Section 8.8 The Corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of the Corporation.
          Section 8.9 The Corporation hereby assumes and agrees to perform all rights to indemnification and advancement of expenses existing in favor of the current and former directors and officers of the Corporation as of immediately before the effective time of the Merger (as defined below), as provided in the Corporation’s bylaws that were in effect as of December 12, 2010. “Merger” means the merger of Dell Trinity Holdings Corp. with and into the Corporation, as contemplated by the Agreement and Plan of Merger, dated as of December 12, 2010, among Dell International L.L.C., Dell Trinity Holdings Corp. and the Corporation.
ARTICLE IX
Miscellaneous
          Section 9.1. Corporate Seal. The Board may provide a corporate seal, which may have the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and shall otherwise be in such form as may be approved from time to time by the Board.
          Section 9.2. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
          Section 9.3. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes, CDs, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

          Section 9.4. Reliance upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
          Section 9.5. Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.
          Section 9.6. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
ARTICLE X
Amendments
          Section 10.1 All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board.
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